Exhibit 99.01

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Immersion Corporation Reports Record Revenues in First Quarter 2013

SAN JOSE, Calif., May 2, 2013 – Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the first quarter ended March 31, 2013.

Total revenues for the first quarter of 2013 were $13.9 million, an increase of 43% compared to $9.7 million for the first quarter of 2012 and Immersion’s highest total ever for a quarter. Royalty and license revenues of $13.6 million for the first quarter of 2013 were up 50% from the same period last year. Net income for the first quarter of 2013 was $2.3 million, or $ 0.08 per share. This compares to a net loss of $(219,000), or $(0.01) per share, for the first quarter of 2012. Adjusted EBITDA for the first quarter of 2013 was $4.0 million, compared to $1.6 million in the first quarter of 2012.

“I am very pleased to report record revenues in the first quarter, which contributed to strong profitability and illustrates the scalability of our licensing business model,” said Vic Viegas, chief executive officer of Immersion. “With our recent successes in securing new or expanded Basic Haptics license agreements with key customers, we are now poised to capture a much larger share of the rapidly expanding worldwide smartphone market, with Basic Haptics licensing acting as a pricing floor for lower cost devices, and our more advanced technology software solutions powering premium smartphones. During the quarter, we launched two new innovative product solutions that expand the value proposition for advanced haptics within mobile devices. We also continue to see meaningful interest for our technology within gaming, automotive, medical and evolving markets.”

“As we indicated mid-quarter, based on our current outlook we expect revenues for 2013 to be in the range of $44 million to $48 million, an increase of between 37% and 49% over last year’s revenues of $32.2 million. Adjusted EBITDA for 2013 is anticipated to be in the range of $12 million to $15 million,” concluded Mr. Viegas.

As of March 31, 2013, Immersion’s cash, cash equivalents, and short-term investments were $64.2 million, compared to $43.5 million as of December 31, 2012.

Corporate Highlights

Recently:

•	Immersion entered into a multi-year license agreement with Samsung Electronics Co., Ltd. for its smartphones and other mobile devices.

•

Immersion terminated the International Trade Commission’s investigation of HTC Corporation for infringement of certain of Immersion’s patents and instead is pursuing its action in the U.S. District Court, enabling it to prosecute its claim against HTC for damages immediately.

•	Leading OEMs have adopted Immersion’s TouchSense 3000 solution within flagship mobile devices, including Samsung’s Galaxy S4 smartphone and Note 8.0 tablet, and LG’s Optimus G Pro smartphone.

•	Pantech has implemented Immersion’s TouchSense 5000 solution with HD Haptics in the VEGA No. 6 smartphone for the domestic Korea market.

Conference Call Information

Immersion will host a conference call with company management on Thursday, May 02, 2013 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the first quarter ended March 31, 2013. To participate on the live call, analysts and investors should dial +1 877-941-4774 at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)

Founded in 1993, Immersion (NASDAQ: IMMR) is the leading innovator in haptic technology; the company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games, videos and music; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by overcoming distractions while driving or performing a medical procedure; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile phone, automotive, gaming, medical and consumer electronics products from world-class companies. With over 1,300 issued or pending patents in the U.S. and other countries, Immersion helps bring the digital universe to life. Hear what we have to say at blog.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-

GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the statements regarding our expectations relating to the scalability of our licensing business model, our expectations relating to capturing a larger share of the rapidly expanding worldwide smartphone market and our expectation that revenues for 2013 will be in the range of $44 million to $48 million and adjusted EBITDA for 2013 will be in the range of $12 million to $15 million.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; failure to retain key personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2012 which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, TouchSense, HD Haptics and Reverb are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

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Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2013 (Unaudited)	December 31, 2012 (1)
ASSETS
Cash and cash equivalents	$30,223	$4,558
Short-term investments	33,994	38,988
Accounts receivable, net	3,342	1,878
Inventories	76	141
Deferred income taxes	165	165
Prepaid expenses and other current assets	523	706

Total current assets	68,323	46,436
Property and equipment, net	1,193	1,281
Intangibles and other assets, net	16,271	15,725

TOTAL ASSETS	$85,787	$63,442

LIABILITIES
Accounts payable	$1,599	$338
Accrued compensation	1,756	2,502
Other current liabilities	3,246	1,022
Deferred revenue and customer advances	19,139	3,934

Total current liabilities	25,740	7,796
Long-term deferred revenue	9,581	10,221
Deferred income tax liabilities	165	165
Other long-term liabilities	598	619

TOTAL LIABILITIES	36,084	18,801
STOCKHOLDERS’ EQUITY	49,703	44,641

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$85,787	$63,442

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Royalty and license	$13,649	$9,085
Product sales	19	272
Development contracts and other	192	334

Total revenues	13,860	9,691

Costs and expenses:
Cost of revenues (exclusive of amortization and abandonment of intangibles shown separately below)	148	315
Sales and marketing	2,247	1,746
Research and development	2,573	2,194
General and administrative	6,138	4,771
Amortization and abandonment of intangibles	494	341

Total costs and expenses	11,600	9,367

Operating Income	2,260	324
Interest and other income	10	10

Income before provision for income taxes	2,270	334
Provision for income taxes	(17)	(553)

Net Income (loss)	$2,253	$(219)

Basic net income (loss) per share	$0.08	$(0.01)

Shares used in calculating basic net income (loss) per share	27,424	27,941

Diluted net income (loss) per share	$0.08	$(0.01)

Shares used in calculating diluted net income (loss) per share	28,294	27,941

Immersion Corporation

Reconciliation of GAAP Net Income to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
GAAP Net Income (Loss)	$2,253	$(219)
Interest and other income	(10)	(10)
Provision for income taxes	17	553
Depreciation and amortization	164	166
Amortization and abandonment of intangibles	494	341
Stock-based compensation	1,037	720

Total adjustments	1,702	1,770
Adjusted EBITDA	$3,955	$1,551